UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2023

IsoPlexis Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-40894	46-2179799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 NE Industrial Road
Branford, CT 06405
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 208-4111

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISO	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.
As previously disclosed, on December 21, 2022, IsoPlexis Corporation, a Delaware corporation (“IsoPlexis”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Berkeley Lights, Inc., a Delaware corporation (“Berkeley Lights”), and Iceland Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Berkeley Lights (“Merger Sub”), which provides for the merger of Merger Sub with and into IsoPlexis (the “Merger”), with IsoPlexis surviving the Merger as a wholly owned subsidiary of Berkeley Lights.
On March 21, 2023 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law, the Merger was consummated. At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased, and IsoPlexis survived the Merger as a wholly owned subsidiary of Berkeley Lights.
Item 1.01 Entry into a Material Definitive Agreement.
On the Closing Date, IsoPlexis entered into that certain Second Amended and Restated Loan and Security Agreement (the “PhenomeX Credit Agreement”) with PhenomeX, as borrower, East West Bank, a California banking corporation (“East West Bank”), as lender, and the other parties thereto, which amends and restates that certain Amended and Restated Loan and Security Agreement, dated as of June 30, 2022 (the “Existing Berkeley Lights Credit Agreement”), by and among PhenomeX, as borrower, East West Bank, as lender, and the other parties thereto, to (i) continue certain existing term loan indebtedness of Berkeley Lights under the Existing Berkeley Lights Credit Agreement, (ii) increase the term loan under the Existing Berkeley Lights Credit Agreement by $50 million, such that the aggregate outstanding principal amount of the term loan thereunder is $70 million, and (iii) repay $50 million of indebtedness of IsoPlexis under the IsoPlexis Credit Agreement (as defined below). In connection with the Berkeley Lights Credit Agreement, IsoPlexis has guaranteed the obligations of PhenomeX under the PhenomeX Credit Agreement and provided a security interest in assets of IsoPlexis as provided in the PhenomeX Credit Agreement.
The PhenomeX Credit Agreement contains customary affirmative and negative covenants, including limitations on mergers, asset sales, liens, investments and indebtedness.
The foregoing description of the PhenomeX Credit Agreement is not complete and is subject to and qualified in its entirety by reference to the PhenomeX Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
On the Closing Date, in connection with the consummation of the Merger, IsoPlexis terminated the Credit Agreement and Guaranty, dated as of December 30, 2020 (as amended by that certain First Amendment to Credit Agreement and Guaranty, dated as of May 27, 2021, that certain Second Amendment to Credit Agreement and Guaranty, dated as of October 29, 2021, that certain Third Amendment to Credit Agreement and Guaranty, dated as of March 30, 2022, and that certain Fourth Amendment to Credit Agreement and Guaranty, dated as of December 28, 2022, the “IsoPlexis Credit Agreement”), by and among IsoPlexis, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Perceptive Credit Holdings III, LP (“Perceptive”), as administrative agent and as a lender, which provided for senior secured financing of up to $50.0 million, consisting of (i) a $25.0 million Tranche A term loan, (ii) a $10.0 million Tranche B term loan, (iii) a $7.5 million Tranche C term loan and (iv) a $7.5 million Tranche D term loan. In connection with the termination of the IsoPlexis Credit Agreement, all of the outstanding indebtedness under the IsoPlexis Credit Agreement was paid in full (together with accrued interest and unpaid fees and expenses related thereto but excluding certain customary contingent obligations), all commitments to extend credit under the IsoPlexis Credit Agreement were terminated and all guarantees and security interests in respect of the IsoPlexis Credit Agreement and all other related loan documents were released. IsoPlexis incurred prepayment fees of approximately $2.0 million related to the termination of the IsoPlexis Credit Agreement. Perceptive and certain of its affiliates were stockholders of IsoPlexis immediately prior to the Effective Time and, in connection with the consummation of the Merger, became stockholders of Berkeley Lights immediately following the Effective Time.

Item 2.01 Completion of Acquisition or Disposition of Assets.
As described above, at the Effective Time, and in accordance with the Merger Agreement, (i) Berkeley Lights completed its previously announced acquisition of IsoPlexis, (ii) IsoPlexis became a wholly owned subsidiary of Berkeley Lights and (iii) each share of common stock, par value $0.001, of IsoPlexis (“IsoPlexis Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of IsoPlexis Common Stock owned (i) by IsoPlexis as treasury stock, (ii) by Berkeley Lights or Merger Sub (unless owned by Berkeley Lights or Merger Sub in a fiduciary, representative or other capacity on behalf of other persons) or (iii) by any wholly owned subsidiary of IsoPlexis or Berkeley Lights (other than Merger Sub and unless held in a fiduciary, representative or other capacity on behalf of other persons)) was converted into the right to receive 0.6120 fully paid and nonassessable shares (the “Exchange Ratio”) of common stock, par value $0.00005, of Berkeley Lights (“Berkeley Lights Common Stock”) (the “Merger Consideration”), together with cash in lieu of fractional shares of Berkeley Lights Common Stock, if any.
In addition, at the Effective Time, (i) outstanding IsoPlexis stock options (whether vested or unvested) held by continuing employees (a) if the per-share exercise price was equal to or greater than the average closing trading price for a share of IsoPlexis Common Stock rounded to the nearest one-tenth of a cent, as reported on The Nasdaq Stock Market LLC (“Nasdaq”) for the five most recent trading days ending on and including the third business day prior to the Effective Time (the “Company Trading Price”), were canceled for no consideration and (b) if the per-share exercise price was less than the Company Trading Price, were converted into Berkeley Lights stock options of approximately equivalent value and generally on the same terms and conditions applicable immediately prior to the Effective Time, (ii) outstanding IsoPlexis stock options held by IsoPlexis service providers (other than continuing employees) that were (a) vested and unexercised or (b) vested solely as a result of the consummation of the Merger were, in each case, exercisable prior to the Effective Time and, to the extent unexercised at the Effective Time, canceled for no consideration, (iii) outstanding IsoPlexis restricted shares were converted into restricted shares of Berkeley Lights Common Stock generally on the same terms and conditions applicable immediately prior to the Effective Time and (iv) the outstanding warrant for shares of IsoPlexis Common Stock issued by IsoPlexis to Perceptive became exercisable for the Merger Consideration in accordance with the terms of the Warrant Certificate, dated March 30, 2022, between IsoPlexis and Perceptive.
The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to IsoPlexis’ Current Report on Form 8-K filed with the SEC on December 21, 2022, the terms of which are incorporated herein by reference.
The information in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.
In connection with the consummation of the Merger, IsoPlexis notified Nasdaq of the anticipated closing of the Merger on the Closing Date and requested that the trading of the IsoPlexis Common Stock be suspended and the listing of the IsoPlexis Common Stock on Nasdaq be removed. On March 21, 2023, Nasdaq filed with the Securities and Exchange Commission (“SEC”) a Form 25 to report that the IsoPlexis Common Stock was no longer listed on Nasdaq and to deregister the IsoPlexis Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting of IsoPlexis Common Stock from Nasdaq will be effective on March 31, 2023 (10 days after the filing of the Form 25). Following the effectiveness of such Form 25, IsoPlexis intends to file with the SEC a Certification and Notification of Termination on Form 15 requesting the termination of registration of IsoPlexis Common Stock and the suspension of IsoPlexis’ reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to IsoPlexis Common Stock.
The information in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03 Material Modification to Rights of Security Holders.
The information in the Introductory Note and in Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.
Item 5.01 Changes in Control of Registrant.
As a result of the consummation of the Merger, a change of control of IsoPlexis occurred, and IsoPlexis became a wholly owned subsidiary of Berkeley Lights.
The information in the Introductory Note and in Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers.
Pursuant to the Merger Agreement, at the Effective Time, each of John Conley, James Heath, Gregory Ho, Sean Mackay, Jason Myers, Nachum Shamir, Daniel Wagner and Adam Wieschhaus ceased to be members of the board of directors of IsoPlexis, and the members of the board of directors of Merger Sub, consisting of Scott Chaplin and J. Paul McClaskey, became the members of the board of directors of IsoPlexis.
In connection with the consummation of the Merger, (i) each of Rajesh Khakhar, Richard Rew and John Strahley will enter into a separation and release agreement, (ii) effective as of immediately following the Effective Time, such individuals’ employment with IsoPlexis terminated without cause and (iii) each of the foregoing individuals will receive severance benefits in the form of (A) a lump sum cash payment in respect of such employee’s accrued but unused vacation and paid time off and, subject to such individual’s execution and non-revocation of a general release of claims, (B) a lump sum cash payment equal to six months of such employee’s base salary and (C) a lump sum cash payment representing the costs of such employee’s premiums for continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
On the Closing Date, in connection with the consummation of the Merger, IsoPlexis’ certificate of incorporation and bylaws were each amended and restated in their entirety. Copies of the Amended and Restated Certificate of Incorporation of IsoPlexis and the Amended and Restated Bylaws of IsoPlexis are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.
The information in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.
(d)           Exhibits.

Exhibit Number	Description of Exhibit

2.1*
Agreement and Plan of Merger, dated as of December 21, 2022, by and among IsoPlexis Corporation, Berkeley Lights, Inc. and Iceland Merger Sub Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by IsoPlexis Corporation on December 21, 2022)

3.1	Amended and Restated Certificate of Incorporation of IsoPlexis Corporation
3.2	Amended and Restated Bylaws of IsoPlexis Corporation
10.1*
Second Amended and Restated Loan and Security Agreement, dated as of March 21, 2023, by and among PhenomeX Inc., as borrower, East West Bank, a California banking corporation, as lender, and the other parties thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOPLEXIS CORPORATION

By:	/s/ Scott Chaplin
	Name:	Scott Chaplin
	Title:	Chief Legal Officer

Date: March 22, 2023